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                                                                    Exhibit 10.1


                               EXCHANGE AGREEMENT

                                  by and among

                       LORAL SPACE & COMMUNICATIONS LTD.,

                              AEROSPATIALE SNI and

                                 ALCATEL ESPACE





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                            Dated as of June 18, 1997
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                               EXCHANGE AGREEMENT


            EXCHANGE AGREEMENT, dated as of June 18, 1997 ("Agreement"), by and among LORAL SPACE & COMMUNICATIONS LTD., a company organized under the laws of Bermuda ("Loral"), AEROSPATIALE SNI, a societe nationale industrielle organized under the laws of France ("Aerospatiale"), and ALCATEL ESPACE, a societe anonyme organized under the laws of France ("Alcatel") (Aerospatiale and Alcatel collectively the "Stockholders").

                              W I T N E S S E T H :

            WHEREAS, on the date hereof, (i) Aerospatiale owns 490 shares of Common Stock, par value $.10 per share, of SS/L (shares of such Common Stock the "SS/L Shares") and (ii) Alcatel owns 490 SS/L Shares;

            WHEREAS, on March 25, 1997, pursuant to an Exchange Agreement, dated as of December 19, 1996, as amended by Amendment No. 1 thereto, dated as of February 6, 1997 (such Exchange Agreement, as so amended, the "DASA Agreement"), Loral SpaceCom Corporation, a Delaware corporation ("Holdings"), acquired the 490 SS/L Shares owned by Daimler-Benz Aerospace AG ("DASA") in exchange for $93.5 million in cash;

            WHEREAS, on March 31, 1997, pursuant to a Transaction Agreement, dated as of March 20, 1997 (the "Finmeccanica Agreement"), Loral acquired the 490 SS/L Shares owned by Finmeccanica S.p.A., a societe par azione organized under the laws of Italy ("Finmeccanica"), in exchange for $92.3 million aggregate principal amount of Loral's 6% Convertible Preferred Equivalent Obligations due 2006 (the "CPEOs") having a market value of $93.5 million; and

            WHEREAS, the parties hereto desire for each of the Stockholders to exchange their SS/L Shares for Loral securities, as set forth in this Agreement, while at the same time, preserving their strategic alliance with SS/L in the field of Space Systems.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


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1.    THE EXCHANGE

            1.1.  Exchange.

            1.1.1. At the Closing described in Section 1.2. below, Aerospatiale agrees to transfer to Loral the 490 SS/L Shares held by Aerospatiale (the "Aerospatiale SS/L Shares"), and Loral agrees to issue and deliver to
Aerospatiale: (i) 3,837,300 shares of Loral Common Stock, par value $.01 per share ("LSC Common Stock"), and (ii) 514,200 shares of Loral's 6% Series C Convertible Redeemable Preferred Shares, par value $.01 per share ("LSC Series C Preferred Shares").

            1.1.2. At the Closing described in Section 1.2. below, Alcatel agrees to transfer to Loral the 490 SS/L Shares held by Alcatel (the "Alcatel SS/L Shares"), and Loral agrees to issue and deliver to Alcatel: (i) 4,205,622 shares of LSC Common Stock and (ii) 549,463 shares of LSC Series C Preferred Shares.

            1.1.3. The LSC Series C Preferred Shares issued to the Stockholders pursuant to this Agreement shall be issued under Schedule III to Loral's Second Amended and Restated Bye-laws (the "Series C Schedule"), a complete and accurate copy of which is attached hereto as Exhibit A, and, upon execution by the Stockholders of the Registration Rights Agreement, dated March 31, 1997 ("Series C Reg Rights Agreement"), by and among certain parties including Loral and Finmeccanica, a copy of which is attached hereto as Exhibit B, the Stockholders will be entitled to all the rights of an "Initial Purchaser" and a "Holder" thereunder with this Agreement constituting a "Purchase Agreement" for all purposes of the Series C Reg Rights Agreement.

            1.2.  Closing.

            1.2.1. Time and Place of Closing. The closing ("Closing") of the transactions contemplated by Section 1.1. (the "Exchange") shall take place at the law offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 or such other place upon which the parties hereto may agree and shall occur on June 23, 1997 or such other date upon which the parties hereto may agree (the "Closing Date").

            1.2.2. Deliveries at Closing.  At the Closing,

                  (a) Loral will deliver to the Stockholders share certificates for their respective shares of (i) LSC Common Stock to be issued hereunder (such stock the "LSC Stock") and (ii) LSC Series C Preferred Shares to be issued hereunder (the "LSC Preferred Stock"), all registered in the name or names and denominations as each Stockholder will have requested at least two (2) business days prior to Closing;

                  (b) Aerospatiale will deliver to Loral (or a direct or indirect wholly owned subsidiary of Loral) certificates representing the Aerospatiale SS/L Shares, duly endorsed for transfer or accompanied by stock powers duly executed in blank;


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                  (c) Alcatel will deliver to Loral (or a direct or indirect wholly owned subsidiary of Loral) certificates representing the Alcatel SS/L Shares, duly endorsed for transfer or accompanied by stock powers duly executed in blank;

                  (d) Loral will deliver to each of the Stockholders the items required by Section 4.1.1. as a condition to the obligations of the Stockholders to consummate the Exchange;

                  (e) Aerospatiale will deliver to Loral the items required by
Section 4.1.2. as a condition to Loral's obligation to consummate the Exchange; and

                  (f) Alcatel will deliver to Loral the items required by
Section 4.1.2. as a condition to Loral's obligation to consummate the Exchange.

            1.2.3. Stock Transfer Taxes. Loral will bear all United States stock transfer taxes, direct or indirect, attributable to the share transfers in the Exchange.

2.    NOMINAL VALUE

            2.1. For purposes of this Agreement and related arrangements between the parties, including the Alliance Agreement in the form set forth in Exhibit F, the term "Nominal Value" shall mean, regardless of actual value, market value or selling price: (i) with respect to Aerospatiale, (A) $17.0563 for each share of Loral Common Stock until an aggregate of 3,837,300 shares of such stock have been sold or otherwise disposed by Aerospatiale as described in Section 8.1(a)(ii) of the Alliance Agreement, and thereafter, an amount per share as determined in accordance with Clause (i)(B), and (B) $54.5508 for each Loral 6% Convertible Redeemable Preferred Share or any group of Loral securities (including, subject to Clause (i)(A), any Loral Common Stock) into which such Share was converted or for which it was exchanged (the Share or such group of Loral securities the "Convertible Preferred Security"); (ii) with respect to Alcatel, (A) $15.5625 for each share of Loral Common Stock until an aggregate of 4,205,622 shares of such stock have been sold or otherwise disposed of by Alcatel as described in Section 8.1(a)(ii) of the Alliance Agreement, and thereafter, an amount per share as determined in accordance with Clause (ii)(B), and (B) $51.0498 for each Convertible Preferred Security, and (iii) with respect to Finmeccanica, $50.6563 for each Convertible Preferred Security. The foregoing dollar figures will be adjusted appropriately to reflect the effect of conversions, exchanges, splits, combinations, stock dividends, capital distributions and similar capital adjustments. Hypothetical examples illustrating the intended operation of Section 8.1(a)(ii) of the Alliance Agreement are contained in Exhibit M attached hereto.

3.    REPRESENTATIONS AND WARRANTIES

            3.1. Representations and Warranties of Loral. Loral represents and warrants to each of the Stockholders as follows:

            3.1.1. Loral Organization; Capitalization. Loral is a company duly organized, validly existing and in good standing under the laws of the Islands of Bermuda and has all requisite corporate power and authority to own its properties and assets and to conduct its


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business as now conducted. The authorized capital stock of Loral consists of (a)
750,000,000 shares of Common Stock, par value $.01 per share, of which 191,168,755 shares are issued and outstanding and, without giving effect to the transactions contemplated hereby, 97,533,912 additional shares are reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities; (b) 150,000,000 shares of Series A Non-Voting
Convertible Preferred Stock, par value $.01 per share, of which 45,896,977 shares are outstanding and none of which have been reserved for issuance; (c) 750,000 shares of Series B Preferred Stock, par value $.01 per share, no shares of which are outstanding, and 250,000 shares of which have been reserved for issuance upon the exercise of outstanding rights; and (d) 20,000,000 shares of LSC Series C Preferred Shares, of which 13,845,774 shares are outstanding, and none of which are reserved for issuance.

            3.1.2. Authorization and Validity of Agreement. Loral has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Loral's obligations hereunder have been, or will have been on the Closing Date, duly authorized by the Board of Directors of Loral, and no other corporate proceedings on the part of Loral are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Loral and is the legal, valid and binding obligation of Loral.

            3.1.3. No Conflict or Violation. The execution, delivery and performance by Loral of this Agreement do not and will not violate or conflict with any provision of the charter documents or bye-laws of Loral, and do not and will not violate any provision of any agreement or instrument to which Loral is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Loral is subject.

            3.1.4. Validity of Securities. The shares of LSC Stock and LSC Preferred Stock have been, or will have been as of the Closing Date, duly authorized for issuance and sale to Aerospatiale and Alcatel pursuant to this Agreement, and when duly executed and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable; the stock certificates evidencing the LSC Stock and LSC Preferred Stock will be in due and proper form and comply with all applicable legal requirements; the issuance of the LSC Stock and LSC Preferred Stock will not be subject to any call, preemptive or other similar rights.


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            3.1.5.Repurchase of SS/L Shares from DASA and Finmeccanica.

                  (a) On March 25, 1997, pursuant to the DASA Agreement, Holdings acquired DASA's right, title and interest in and to SS/L Shares for $93.5 million in cash. The DASA Agreement, a complete and accurate copy of which is attached hereto as Exhibit C, is in full force and effect, without amendment or breach by any party; Loral has not provided, and is not obligated to provide, CPEOs or other consideration to DASA having an aggregate value of more than $93.5 million, and Loral has made no purchases, or agreements, understandings or letters of intent, creating or leading to an obligation to pay "additional consideration" under the DASA Agreement.

                  (b) On March 31, 1997, pursuant to the Finmeccanica Agreement, Loral acquired Finmeccanica's right, title and interest in and to SS/L Shares in exchange for $92.3 million aggregate principal amount of CPEOs having a market value of $93.5 million. The Finmeccanica Agreement, a complete and accurate copy of which is attached hereto as Exhibit D, is in full force and effect, without amendment or breach by any party; Loral has not provided, and is not obligated to provide, CPEOs or other consideration to Finmeccanica having an aggregate value of more than $93.5 million, and Loral has made no purchases or agreements, understandings or letters of intent, creating or leading to an obligation to pay "additional consideration" under the Finmeccanica Agreement. In addition, Finmeccanica has not been granted, and does not have, any rights or benefits with respect to SS/L that have not been, or at Closing will not be, granted on an equal basis to the Stockholders.

                  (c) All periods during which "additional consideration" is to be measured or calculated under the DASA Agreement, Finmeccanica Agreement, and that certain Agreement, dated August 9, 1996, by and among Loral, Holdings (as defined herein), Lehman Brothers Capital Partners II, L.P., Lehman Brothers Merchant Banking Portfolio Partnership L.P., Lehman Brothers Offshore Investment Partnership L.P. and Lehman Brothers Offshore Investment Partnership-Japan L.P., have expired.

            3.1.6.LSC Corp. Matters.

                  (a) LSC Corp. Organization; Ownership. Loral Space & Communications Corporation ("LSC Corp.") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Loral owns, and will own as of the Closing Date, all the outstanding shares of capital stock (having any voting power) of LSC Corp.

                  (b) Authorization and Validity of Closing Agreements. LSC Corp. has the corporate power to enter into each of the agreements and the amendment, as applicable, referred to in Section 4.1.1.(e) (collectively the "Closing Agreements") and to carry out its obligations thereunder. The execution and delivery of the Closing Agreements and the performance of LSC Corp.'s obligations thereunder have been, or will have been on the Closing Date, duly authorized by the Board of Directors of LSC Corp., and no other corporate


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proceedings on the part of LSC Corp. are necessary to authorize such execution, delivery and performance.

                  (c) No Conflict or Violation. The execution, delivery and performance by LSC Corp. of the Closing Agreements do not and will not violate or conflict with any provision of the charter documents or by-laws of LSC Corp., and do not and will not violate any provision of any agreement or instrument to which LSC Corp. is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which LSC Corp. is subject.

            3.1.7. Holdings Matters.

                  (a) Holdings Organization; Ownership. Loral SpaceCom Corporation ("Holdings") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. LSC Corp. owns, and will own as of the Closing Date, all the outstanding shares of capital stock (having any voting power) of Holdings.

                  (b) Authorization and Validity of Closing Agreements. Holdings has the corporate power to enter into, as applicable, each of the Closing Agreements and to carry out its obligations thereunder. The execution and delivery of the Closing Agreements and the performance of Holdings' obligations thereunder have been, or will have been on the Closing Date, duly authorized by the Board of Directors of Holdings, and no other corporate proceedings on the part of Holdings are necessary to authorize such execution, delivery and performance.

                  (c) No Conflict or Violation. The execution, delivery and performance by Holdings of the Closing Agreements do not and will not violate or conflict with any provision of the charter documents or by-laws of Holdings, and do not and will not violate any provision of any agreement or instrument to which Holdings is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Holdings is subject.


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            3.1.8. SS/L Matters.

                  (a) SS/L Organization; Capitalization. SS/L is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. The authorized capital stock of SS/L consists of 100,000 SS/L Shares and 100,000 shares of preferred stock, par value $.10 per share, of which 4,000 SS/L Shares are issued and outstanding and no SS/L Shares are reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities. Without giving effect to the transactions contemplated hereby, 3,020 SS/L Shares are held by Holdings, and 490 SS/L Shares are held by each of Aerospatiale and Alcatel. There are no outstanding options, warrants, agreements or rights (including contingent rights) for any person to acquire any SS/L Shares or any interest therein.

                  (b) Authorization and Validity of Closing Agreements. SS/L has the corporate power to enter into each of the Closing Agreements and to carry out its obligations thereunder. The execution and delivery of the Closing Agreements and the performance of SS/L's obligations thereunder have been, or will have been on the Closing Date, duly authorized by the Board of Directors of SS/L, and no other corporate proceedings on the part of SS/L are necessary to authorize such execution, delivery and performance.

                  (c) No Conflict or Violation. The execution, delivery and performance by SS/L of the Closing Agreements do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-Laws of SS/L, and do not and will not violate any provision of any agreement or instrument to which SS/L is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which SS/L is subject.

            3.1.9. Registration and Resale of LSC Common Stock and LSC Series C Preferred Shares. The shares of LSC Common Stock and LSC Series C Preferred Shares issued hereunder, and, when issued, the shares of LSC Common Stock issuable upon conversion of the LSC Series C Preferred Shares issued hereunder, all have been duly registered under the U.S. Securities Act of 1933, as amended (pursuant to Securities Act Registration Number 333-26517, on Form S-3), and applicable state securities laws (collectively the "Securities Laws") and admitted for trading on the New York Stock Exchange. Other than restrictions imposed by the Securities Laws, the shares of LSC Common Stock issued hereunder, the shares of LSC Series C Preferred Shares issued hereunder, and, when issued, the shares of LSC Common Stock issuable upon conversion of the LSC Series C Preferred Shares, are not subject to any legal or contractual restrictions on resale other than as may be set forth in the Alliance Agreement in the form attached hereto as Exhibit F.

            3.2. Representations and Warranties of Aerospatiale. Aerospatiale represents and warrants to Loral as follows:

            3.2.1. Organization. Aerospatiale is a societe nationale industrielle duly organized, validly existing and in good standing under the laws of the Republic of France, and


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has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

            3.2.2. Authorization and Validity of Agreement. Aerospatiale has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Aerospatiale's obligations hereunder have been, or will have been on the Closing Date, duly authorized by the appropriate governing body of Aerospatiale, and no other corporate proceedings on the part of Aerospatiale are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Aerospatiale and is the legal, valid and binding obligation of Aerospatiale.

            3.2.3. No Conflict or Violation. The execution, delivery and performance by Aerospatiale of this Agreement do not and will not violate or conflict with any provision of the charter documents or by-laws (or corresponding instruments under the laws of France) of Aerospatiale, and do not and will not violate any provision of any agreement or instrument to which Aerospatiale is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Aerospatiale is subject.

            3.2.4. Title to SS/L Shares. Aerospatiale holds good and valid title to the Aerospatiale SS/L Shares, which shares are owned by Aerospatiale free and clear of any lien or other right or claim, except to the extent set forth in the Stockholders Agreement, dated as of April 22, 1991, by and among SS/L, the Stockholders, Finmeccanica (through its predecessor in interest), Loral Corporation, a New York corporation ("Old Loral"), and Loral Aerospace Holdings, Inc., a Delaware corporation ("Old Holdings"), as amended by Amendment No. 1 to Stockholders Agreement, dated as of November 10, 1992, by and among the parties to the aforementioned Stockholders Agreement, DASA and Loral Aerospace Corporation, a Delaware Corporation ("LAC") (such Stockholders Agreement, as amended by such Amendment No. 1, hereinafter the "Stockholders Agreement"), and when such SS/L Shares are acquired by Loral in accordance with the terms of this Agreement, Loral will acquire good and valid title to such SS/L Shares free of any lien or other right or claim created or suffered by Aerospatiale.

            3.2.5. No Brokers or Agents. Aerospatiale has not retained the services of any broker or agent in connection with the Exchange.

            3.3. Representations and Warranties of Alcatel. Alcatel represents and warrants to Loral as follows:

            3.3.1. Organization. Alcatel is a societe anonyme duly organized, validly existing and in good standing under the laws of the Republic of France, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

            3.3.2. Authorization and Validity of Agreement. Alcatel has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Alcatel's obligations hereunder have been, or will have been on the Closing Date, duly authorized by the appropriate governing body of


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Alcatel, and no other corporate proceedings on the part of Alcatel are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Alcatel and is the legal, valid and binding obligation of Alcatel.

            3.3.3. No Conflict or Violation. The execution, delivery and performance by Alcatel of this Agreement do not and will not violate or conflict with any provision of the charter documents or by-laws (or corresponding instruments under the laws of France) of Alcatel, and do not and will not violate any provision of any agreement or instrument to which Alcatel is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Alcatel is subject.

            3.3.4. Title to SS/L Shares. Alcatel holds good and valid title to the Alcatel SS/L Shares, which shares are owned by Alcatel free and clear of any lien or other right or claim, except to the extent set forth in the Stockholders Agreement, and when such SS/L Shares are acquired by Loral in accordance with the terms of this Agreement, Loral will acquire good and valid title to such SS/L Shares free of any lien or other right or claim created or suffered by Alcatel.

            3.3.5. No Brokers or Agents. Alcatel has not retained the services of any broker or agent in connection with the Exchange.

4.    CONDITIONS TO CLOSING

            4.1.  Conditions to the Closing.

            4.1.1. Conditions to Obligations of Each of the Stockholders. The obligations of each Stockholder to consummate the Exchange are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

                  (a) the representations and warranties of Loral contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date;

                  (b) Loral shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

                  (c) such Stockholder shall have received a certificate signed by an executive officer of Loral to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) such Stockholder shall have received an opinion, dated the Closing Date, from Appleby, Spurling & Kempe as to due formation of Loral and the legality of the LSC Common Stock and LSC Series C Preferred Shares issued to such Stockholder;


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                  (e) Loral and, as applicable, LSC Corp., Holdings, and the other parties thereto (other than such Stockholder) shall have executed and delivered to such Stockholder, the Series C Reg Rights Agreement, attached hereto as Exhibit B, the Registration Rights Agreement in the form of Exhibit E attached hereto, the Alliance Agreement in the form of Exhibit F attached hereto, and the Amendment No. 2 to Operational Agreement (amending the Operational Agreement dated April 22, 1991 as amended by Amendment No. 1, dated November 10, 1992 (the "Operational Agreement")) in the form of Exhibit G attached hereto;

                  (f) the By-Laws of SS/L shall have been amended and restated by the adoption of the resolutions in the form of Exhibit J attached hereto, and such Stockholder shall have received a certificate, dated the Closing Date, from the Secretary of SS/L attesting to and attaching true and complete copies of the SS/L Certificate of Incorporation and By-Laws; and

                  (g) The Series C Schedule attached hereto as Exhibit A shall be in full force and effect.

            4.1.2. Conditions to Obligations of Loral. The obligations of Loral to consummate the Exchange are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

                  (a) the representations and warranties of each Stockholder contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date;

                  (b) each Stockholder shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

                  (c) Loral shall have received from each Stockholder a certificate signed by an executive officer of such Stockholder to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied; and

                  (d) each Stockholder shall have executed and delivered (i) to Loral the Series C Reg Rights Agreement attached hereto as Exhibit B, and (ii) to Loral and, as applicable, LSC Corp., Holdings, and the other parties thereto (other than such Stockholder) the Registration Rights Agreement in the form of Exhibit E attached hereto, the Alliance Agreement in the form of Exhibit F attached hereto, and the Amendment No. 2 to Operational Agreement in the form of Exhibit G attached hereto.

            4.1.3. Conditions to Obligations of Loral and Each of the Stockholders. The obligations of Loral and each of the Stockholders to consummate the Exchange are subject to the satisfaction or waiver at or prior to the Closing Date, of the following conditions:

                  (a) The Defense Investigative Service of the United States Department of Defense ("DoD") shall have countersigned and returned the letter dated June 17, 1997, from counsel for Loral, in the form of Exhibit K attached hereto; and


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                  (b) Finmeccanica shall have executed and delivered to Loral and each of the Stockholders the Alliance Agreement in the form of Exhibit F hereto, and the Amendment No. 2 to Operational Agreement in the form of Exhibit G attached hereto.

5.    TERMINATION

            5.1. Termination. If Closing has not been completed on or before July 31, 1997 for any reason, any Stockholder that did not default in its obligations hereunder may terminate this Agreement without penalty.

            5.2. Restated Stockholders Agreement. Upon termination pursuant to
Section 5.1. and demand by a Stockholder that did not default in its obligations under this Agreement, the parties hereto promptly shall execute and deliver the Restated Stockholders Agreement in the form attached hereto as Exhibit L for the purposes of implementing among themselves the Term Sheet, dated as of July 2, 1996, by and among SS/L, Loral, the Stockholders, DASA and Finmeccanica. The provisions of this Section 5.2. shall survive any termination of this Agreement.

6.    MISCELLANEOUS

            6.1.  United States Department of Defense.

            6.1.1. Loral, SS/L and each Stockholder shall, and each shall use its reasonable best efforts to cause DoD to, execute and deliver as soon as reasonably possible the Security Control Agreement in the form of Exhibit H attached hereto and the Visitation Procedures Agreement in the form of Exhibit I attached hereto, and, to that end, each Stockholder shall consider in good faith any changes that DoD may propose to those agreements. Each Stockholder agrees not to reject any modification to either or both of the aforesaid agreements proposed by DoD unless such modification would adversely affect the rights of such Stockholder under the Alliance Agreement (including the Schedules and Attachments thereto) or the Operational Agreement (including the Schedules and Attachments thereto). Each Stockholder hereby confirms that it is not its intention or desire to exercise the rights it may have pursuant to Section 6.1.2.

            6.1.2. If the parties hereto have consummated the Exchange and the DoD has not executed, on or prior to December 31, 1997 (i) the Security Control Agreement in the form of Exhibit H attached hereto (as it may be modified in accordance with Section 6.1.1.) and the Visitation Procedures Agreement in the form of Exhibit I attached hereto (as it may be modified in accordance with Section 6.1.1.), then each Stockholder shall have the right ("Swap Back Option") to transfer to Loral all, but not less than all, of the LSC Common Stock and LSC Series C Preferred Shares issued to such Stockholder in the Exchange in exchange for SS/L Shares representing 12.25% of the total number of SS/L Shares issued and outstanding. A Stockholder may elect to exercise the Swap Back Option by delivery of a notice to Loral by January 23, 1998. The closing date of the transactions contemplated by exercise of Swap Back Options shall occur on the later of (A) February 6, 1998 and (B) the expiration of all regulatory holding periods


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
(including waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the obtaining of all governmental approvals, if any, applicable to such transactions (including, with respect to Aerospatiale, the approval of the French Ministry of Defense ("MOD") required pursuant to Decret No.53-707 of 9 August 1953, modified by Decret No. 78-173 of 16 February 1978 (such approval, the "MOD Approval")). Upon closing of the transactions contemplated by exercise of Swap Back Options, each Stockholder participating in the Swap Back Option, Loral, LSC Corp., Holdings, and all stockholders of SS/L not included among the foregoing parties shall thereupon become parties to the Restated Stockholders Agreement in the form of Exhibit L attached hereto.

            6.2.  French Ministry of Defense

            6.2.1. Aerospatiale shall promptly apply for, and use its reasonable best efforts to obtain, as soon as possible, MOD Approval for Aerospatiale's investment in Loral in accordance with this Agreement. Aerospatiale promptly shall provide Loral copies of all correspondence to and from the MOD in connection with this application, and shall keep Loral informed of relevant developments.

            6.2.2. If on or prior to December 31, 1997 (or such later date prior to June 30, 1998, as Loral may designate by notice to the Stockholders), the MOD shall have rejected in writing, or otherwise have failed to approve, Aerospatiale's investment pursuant to this Agreement, Aerospatiale shall have the right ("MOD Option") to transfer to Loral all, but not less than all, of the LSC Common Stock and LSC Series C Preferred Shares issued to Aerospatiale in the Exchange, in return for SS/L Shares representing 12.25% of the total number of SS/L shares issued and outstanding. The MOD Option would be exercisable by Aerospatiale by delivery of a notice to Loral by no later than January 23, 1998. The closing date of the transactions contemplated by exercise of the MOD Option shall occur on the later of (A) two weeks after delivery of the aforesaid notice to Loral, and (B) the expiration of all regulatory holding periods (including waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the obtaining of all governmental approvals, if any, applicable to such transactions.

            6.2.3. Upon consummation of the transactions contemplated by exercise of the MOD Option, Aerospatiale, Loral, LSC Corp., Holdings, and all stockholders of SS/L not included among the foregoing parties shall thereupon execute and deliver, and become parties to, the Restated Stockholders Agreement in the form of Exhibit L attached hereto. In addition, Aerospatiale and Loral shall execute and deliver any waivers, consents or other agreements as may be reasonably requested to prevent the rights of Aerospatiale under the aforesaid agreements from conflicting with or limiting the rights of the other Strategic Participants under the Alliance Agreement and Operational Agreement.

            6.3.  Consents and Waivers by Stockholders.

            6.3.1. Effective upon the Closing, each of the Stockholders hereby
(a) consents to the Loral/Lockheed Martin Transaction (as defined below) in so far as such transaction, together with subsequent transactions completed by Loral, LSC Corp., and Holdings prior to the date hereof, relate to the rights and obligations between Loral and LSC Corp. (as successors in interest to Old Loral) and Holdings (as successor in interest to Old Holdings and LAC), on the one hand, and the Stockholders, on the other hand, under the Stockholders Agreement and other agreements with respect to SS/L and (b) waives any and all put or call rights it may have in connection with the Loral/Lockheed Martin Transaction.

            6.3.2. The "Loral/Lockheed Martin Transaction" shall mean the following actions taken pursuant to a Restructuring, Financing and Distribution Agreement, dated as of January 7, 1996, by and among certain parties including Old Loral, Old Holdings, LAC, and Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), on or before April 23, 1996, collectively: (i) LAC acted to assign and transfer to Old Holdings all of LAC's right, title and interest in and to SS/L Shares and all of its rights and obligations under and with respect to the Stockholders Agreement and certain other agreements relating to SS/L; (ii) Old Holdings acted to assign and transfer to Old Loral all of Old Holdings' right, title and interest in and to SS/L Shares (including those received from LAC) and all of its rights and obligations under and with respect to the Stockholders Agreement and certain other agreements relating to SS/L (including those received from LAC); (iii) Old Loral acted to transfer all such rights, titles, interests and obligations to Loral; (iv) Loral acted through a series of transactions to transfer to Holdings all rights, titles, interests and obligations Loral received from Old Holdings, including the SS/L Shares and the rights and obligations of Old Holdings and LAC under and with respect to the Stockholders Agreement and certain other agreements relating to SS/L; (v) Old Loral distributed as a dividend to its stockholders 80% of the capital stock of Loral; (vi) Lockheed Martin acquired 20% of the capital stock of Loral; and
(vii) Lockheed Martin acquired Old Loral through merger with and into a wholly owned subsidiary corporation of Lockheed Martin.

            6.4. Effectiveness of the Stockholders Agreement. The Stockholders Agreement remains in full force and effect with respect to the respective rights and obligations between SS/L, Loral and LSC Corp. (Loral and LSC Corp. as successors in interest to Old Loral) and Holdings (as successor in interest to Old Holdings and LAC), on the one hand, and the Stockholders, on the other hand, prior to and through Closing. Upon completion of Closing, the Stockholders Agreement shall terminate with respect to the Stockholders. Nothing hereunder shall constitute a termination or release by a Stockholder of the continuing obligations that: (i) the other parties to the Stockholders Agreement have following termination of the Stockholders Agreement, or (ii) DASA has following the termination of the Operational Agreement with respect to DASA; the Stockholders hereby reserve their respective rights with respect to such continuing obligations.

            6.5. Several Rights and Obligations. The respective rights and obligations of the Stockholders hereunder are several, not joint.


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
            6.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the doctrine of conflicts of laws.

            6.7.  No Waivers; Amendments.

            6.7.1. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            6.7.2. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each party hereto.

            6.8. Survival of Provisions. The representations and warranties, covenants and agreements contained in this Agreement shall survive and remain in full force and effect, regardless of any investigation made by or on behalf of any of the Stockholders, or by or on behalf of Loral, and shall survive delivery of the LSC Stock, LSC Preferred Stock, Aerospatiale SS/L Shares and Alcatel SS/L Shares.

            6.9. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

            6.10. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

            6.11. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            6.12. Press Releases and Public Announcements. Any press releases and public announcements or disclosures relating to the transactions contemplated hereby shall be made only if mutually agreed upon by the parties hereto, except to the extent a party has been advised in writing by counsel (with a copy provided to the other parties) that failure to disclose would violate applicable law or stock exchange regulation, provided that any such required disclosure will, to the extent practicable, be subject to prior consultation among the parties.

            6.13. Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, including, without limitation, attorneys' fees and fees of financial advisors and investment bankers engaged by such party.

            IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first set forth above.

                              LORAL SPACE & COMMUNICATIONS LTD.


                              By: /s/ Michael B. Targoff
                                  ----------------------------------------------
                              Name:    Michael B. Targoff
                              Title:   President and Chief Operating Officer



                              AEROSPATIALE SNI


                              By: /s/ Michel Delaye
                                  ----------------------------------------------
                              Name:    Michel Delaye
                              Title:   Le Directeur, Aerospatiale Espace &
                              Defense


                              ALCATEL ESPACE


                              By: /s/ JC Husson
                                  ----------------------------------------------
                              Name:    Jean Claude Husson
                              Title:   President and CEO



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